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            EXHIBIT 23--CONSENT OF INDEPENDENT  AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Stryker Corporation and subsidiaries of our report dated January 31, 1995, included in the 1994 Annual Report to Stockholders of Stryker Corporation and subsidiaries.

Our audits also included the financial statement schedule of Stryker Corporation and subsidiaries listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement Number 33-55662 on Form S-8 dated December 11, 1992, Registration Statement Number 2-96467 on Form S-8 dated April 4, 1985, and Registration Statement Number 33-32240 on Form S-8 dated November 20, 1989 and to the related prospectus for each of the registration statements, of our report dated January 31, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Stryker Corporation.



                                                          ERNST & YOUNG LLP



Kalamazoo, Michigan
March 17, 1995